[GTC TELECOM CORP. LETTERHEAD]

                                                December 27, 1999


Dear Edwin:

This letter confirms our understanding that you are to be issued 20,000 shares of GTC Telecom common stock with registration rights. These shares are issued to you, in lieu of cash, as payment against $40,000 for services provided in marketing on behalf of GTC.

Please sign this letter confirming your understanding of the agreement.

Sincerely,


Eric Clemons
/s/ Eric Clemons                                /s/ Edwin Wong
COO                                             Edwin Wong
GTC Telecom